Exhibit 24
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned Directors of the Federal Home Loan Bank of Pittsburgh (the “Corporation”), a corporation organized under federal law with a principal place of business in Pennsylvania, hereby names, constitutes and appoints Dana A. Yealy, Managing Director, General Counsel & Corporate Secretary as such person’s true and lawful attorney-in-fact with power of substitution and resubstitution to sign in his or her name, place and stead, in any and all capacities, and to do any and all things and execute any and all instruments that such attorney may deem necessary or advisable under the Securities Exchange Act of 1934, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission (the “Commission”), in connection with the filing with the Commission of an Annual Report on Form 10-K of the Corporation for the fiscal year ended December 31, 2008 (the “Form 10-K”); including specifically, but without limiting the generality of the foregoing, the power and authority to sign his or her name in his or her capacity as a member of the Board of Directors of the Corporation to the Form 10-K and such other form or forms as may be appropriate to be filed with the Commission as he or she may deem appropriate, together with all exhibits thereto, and to any and all amendments thereto and to any other documents filed with the Commission, as fully for all intents and purposes as he or she might or could do in person, and hereby ratifies and confirms that said attorney-in-fact and agent, acting alone may lawfully do or cause to be done by virtue hereof.
WITNESS the due execution hereof by the following persons in the capacities indicated as of this 20th day of February, 2009.

Name/Signature	Capacity

/s/ Dennis S. Marlo Dennis S. Marlo	Chairman of the Board of Directors

/s/ H. Charles Maddy, III H. Charles Maddy, III	Vice Chairman of the Board of Directors

/s/ Patrick A. Bond Patrick A. Bond	Director

/s/ Rev. Luis A. Cortés, Jr. Rev. Luis A. Cortés, Jr.	Director

/s/ Walter D’Alessio Walter D’Alessio	Director

/s/ John K. Darr John K. Darr	Director

/s/ David R. Gibson David R. Gibson	Director

Name/Signature	Capacity

/s/ Brian A. Hudson Brian A. Hudson	Director

/s/ Glenn B. Marshall Glenn B. Marshall	Director

/s/ John C. Mason John C. Mason	Director

/s/ John S. Milinovich John S. Milinovich	Director

/s/ Edward J. Molnar Edward J. Molnar	Director

/s/ Sarah E. Peck Sarah E. Peck	Director

/s/ Patrick J. Ward Patrick J. Ward	Director

/s/ Robert W. White Robert W. White	Director